EXHIBIT 99.1

Splash Beverage Group Appoints Dr. John Paglia, a Professor of Finance at Pepperdine Graziadio Business School, to its Board of Directors

Fort Lauderdale, Florida, March 1, 2024 -- Splash Beverage Group, Inc. (NYSE American: SBEV) (“Splash” or the “Company”), a portfolio company of leading beverage brands, today announced the appointment of John Paglia, Ph.D., CFA, CPA, NACD.DC to the Company’s Board of Directors and Chair of Audit Committee, effective February 26, 2024. Dr. Paglia brings over fifteen years of corporate governance experience as an independent director, including more than ten years as audit committee chair and designated financial expert.

Dr. Paglia, age 56, is a tenured Professor of Finance at the Pepperdine Graziadio Business School where he teaches graduate level classes on the topics of corporate finance, business valuation, and mergers and acquisitions. He also serves as an independent board member and audit committee chair at Simulations Plus, Inc. (NASDAQ: SLP), a leading provider of modeling and simulation software and consulting services supporting drug discovery and development; and Aeluma, Inc. (OTCQB: ALMU), a leading-edge semiconductor company specializing in high performance sensors. He is also an advisor for a number of startup companies and venture funds, and sits on the advisory council for Pepperdine’s Most Fundable Companies competition. While at Pepperdine University, he also held a number of leadership positions since joining the faculty in 2000, including as Senior Associate Dean where he had oversight for the business school faculty and key strategic projects, and, prior to that, as executive director of Graziadio Business School’s entrepreneurship institute. He was also engaged by the Library of Congress as a venture capital and private equity expert to study the impacts of the SBA’s SBIC private equity program and subsequently provided expert testimony to U.S. Congress’s Committee on Small Business. Dr. Paglia is a recipient of several prestigious awards for his contributions to the business valuation profession and work on the financing and capital markets. His research has been published in a number of journals and covered in major media outlets including the Wall Street Journal, CNBC, BusinessWeek, Entrepreneur and others. Dr. Paglia holds a Ph.D. in Finance from the University of Kentucky, an MBA and B.S. in Finance from Gannon University, and is a Certified Public Accountant, Chartered Financial Analyst, and is NACD Directorship Certified™.

“We are honored to welcome John to our board of directors,” said Robert Nistico, CEO and Chairman of Splash Beverage Group. “His wealth of experience in financial initiatives as an educator and real world accomplished professional is outstanding. We look forward to his strategic, actionable contributions. John rounds out our Board perfectly as each member brings to Splash a top-tier level of expertise in every key discipline to help guide us as we continue to grow and add shareholder value”.

Dr. Paglia commented, “I am extremely impressed by Splash Beverage’s platform and portfolio of brands positioned for significant growth through organic means as well as through acquisitions, and also by the ability of the team to navigate effectively through strategic business matters. As a board member, I look forward to contributing to Splash’s vision and growth while working to increase shareholder value.”

About Splash Beverage Group, Inc.

Splash Beverage Group, an innovator in the beverage industry, owns a growing portfolio of alcoholic and non-alcoholic beverage brands including Copa di Vino wine by the glass, SALT flavored tequilas, Pulpoloco sangria, and TapouT performance hydration and recovery drink. Splash’s strategy is to rapidly develop early-stage brands already in its portfolio as well as acquire and then accelerate brands that have high visibility or are innovators in their categories. Led by a management team that has built and managed some of the top brands in the beverage industry and led sales from product launch into the billions, Splash is rapidly expanding its brand portfolio and global distribution.

For more information visit:

www.SplashBeverageGroup.com

www.copadivino.com

www.drinksalttequila.com

www.pulpo-loco.com

www.tapoutdrinks.com

Forward-Looking Statement

This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements and factors that may cause such differences include, without limitation, the risks disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on March 8, 2021, and in the Company’s other filings with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

Contact Information:

Splash Beverage Group

Info@SplashBeverageGroup.com

954-745-5815